Exhibit 2.11

June 30, 2010

EXCO Holding (PA), Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Lanny Boeing, Vice President and General Counsel

Re: Second Amendment to Membership Interest Transfer Agreement

Dear Mr. Boeing:

Reference is made to that certain Membership Interest Transfer Agreement by and between EXCO Holding (PA), Inc. (“EXCO”), and BG US Production Company, LLC (“BG”), dated as of May 9, 2010, as amended by such parties pursuant to that certain letter agreement dated June 1, 2010 (as so amended, the “MITA”). Pursuant to Section 12.1(a) of the MITA, on June 18, 2010, BG submitted a notice of extension of the Post-Closing Environmental Defect Claim Date (an “Extension Notice”). On June 24, 2010, EXCO sent notice of disagreement with the Extension Notice and proposed that the parties resolve their differences by certain changes to the MITA. In consideration of the mutual promises contained herein and in the MITA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BG and EXCO hereby agree to amend the MITA as follows:

1.	In Appendix I, the definitions of “Post-Closing Environmental Defect Claim Date” and “Post-Closing Environmental Defect Remedy Date” shall be revised to read as follows:

“Post-Closing Environmental Defect Claim Date” shall mean on or before 5:00 p.m. (Central Time) on the day that is 90 days after the Closing Date.

“Post-Closing Environmental Defect Remedy Date” shall mean on or before 5:00 p.m. (Central Time) on the day that is 150 days after the Closing Date.

2.	BG hereby waives its right to extend the Post Closing Environmental Defect Claim Date by 60 days in accordance with Section 12.1(a) of the MITA.

3.

If EXCO desires that EXCO Resources (PA), LLC (“OPCO”) take any curative action with respect to a Post-Closing Environmental Defect on behalf of EXCO, any proposal for OPCO to undertake any such curative action, and the action to be taken, will be subject to the approval of OPCO’s Management Board (as defined in the Second Amended and Restated Limited Liability Company Agreement of OPCO, dated June 1, 2010), such approval not to be unreasonably withheld. EXCO will reimburse, indemnify and hold harmless OPCO, BG and the other BG Indemnified Parties for all Liabilities incurred by them arising from, based upon, related to or associated with any such action taken by OPCO on behalf of EXCO, even if such Liabilities arise or result solely or in part from the gross, sole, active, passive, concurrent or comparative negligence, strict liability or other fault or violation of law of or by any indemnified person.

BG US PRODUCTION COMPANY, LLC
5444 Westheimer
Suite 1200
Houston, TX 77056
Tel +1 (713) 599 4000
Fax +1 (713) 599 7250

Except as modified by this letter, the MITA remains in full force and effect.

Capitalized terms used in this letter but not otherwise defined in this letter shall have the meaning given to such terms in the MITA. The terms of Sections 15.15 and 15.16 of the MITA are incorporated by reference as if set out in full herein. This letter may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

[Signature Page Follows]

If this letter correctly sets forth our understanding, please execute and return one copy to the undersigned at the address provided in the MITA. This letter was executed as of the date first set forth above but shall be effective as of May 9, 2010.

Very truly yours,

BG US PRODUCTION COMPANY, LLC

By:	/s/ Elizabeth Spomer

Name:	Elizabeth Spomer
Title:	President

Agreed and accepted on June 30th, 2010, effective as of May 9, 2010.

EXCO HOLDING (PA), INC.

By:	/s/ Lanny Boeing

Name:	Lanny Boeing
Title:	Vice President and General Counsel

cc:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Rick Hodges, Vice President of Land

Facsimile: (214) 706-3409

Vinson & Elkins L.L.P.

2500 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

Attention: Stephen C. Szalkowski

Facsimile: (713) 615-5084

Morgan, Lewis & Bockius LLP

1000 Louisiana, Suite 4200

Houston, Texas 77002

Attention: David F. Asmus

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